                                                                    EXHIBIT 99.1


[WORLDCOM LOGO]
                                 PRESS RELEASE


FOR IMMEDIATE RELEASE


Contacts:
News Media:    Terri Howell                   Investors: Gary Brandt
               (601) 360-8750                            (601) 360-8544


                  WORLDCOM REPORTS SECOND QUARTER 1998 RESULTS

                           EARNINGS PER SHARE OF $0.21

          CORE REVENUE GROWTH ACCELERATES TO 38 PERCENT YEAR-OVER-YEAR

                  MERGER WITH MCI PASSES KEY REGULATORY HURDLES


JACKSON, MS (July 23, 1998) - WorldCom, Inc. (NASDAQ:WCOM) today reported second quarter revenues of $2.61 billion, a 45 percent increase over second quarter 1997 revenues of $1.80 billion. Prior year results include the Brooks Fiber merger, which was completed on January 29, 1998, and accounted for as a pooling-of-interests transaction. Traffic for the second quarter increased 39 percent over the previous year. Internal growth was particularly strong across all sectors of communications services. Accelerating internal growth, combined with the benefits of the CNS/ANS transactions for the full quarter, contributed to the impressive year-over-year reported core revenue gains of 52 percent. On a pro forma basis, assuming the acquisitions of CNS and ANS occurred as of the beginning of the year for both periods -- which is indicative of internal growth -- core communications services revenues increased 38 percent on industry leading volume growth of 39 percent.

Reported net income for the second quarter 1998 was $228 million or $0.21 per common share compared with net income before extraordinary items of $44 million or $0.04 per common share in the second quarter of 1997.

Operating income for the second quarter 1998 was $494.8 million -- an increase of 127 percent compared with $218.3 million on a reported basis for the second quarter of 1997.

The improvement in operating income margins over the past year is due to a significant improvement in year-over-year operating cash flow and the fixed level of annual amortization. A more profitable mix of non-access bearing revenues combined with the achievement of cost savings has driven the increase in EBITDA margins.

WORLDCOM SECOND QUARTER RESULTS/PAGE 2

YEAR-TO-DATE HIGHLIGHTS

For the six months ended June 30, 1998, WorldCom reported revenues of $4.96 billion, up 42 percent as compared with $3.49 billion for the first six months of 1997. On a pro forma basis, assuming the acquisitions of CNS and ANS occurred at the beginning of the year for both periods, year-to-date total revenue was $5.04 billion, up 32 percent as compared with $3.83 billion. For core revenues alone, the pro forma results increased 37 percent to $4.96 billion.

Reported year-to-date net income before non-recurring charges and extraordinary items was $420 million, or $0.39 per common share compared with $69 million or $0.06 per common share for the comparable six month period in 1997.

Operating income before non-recurring charges for the six months year-to-date was $921 million -- an increase of 146 percent compared with $374 million on a reported basis for the comparable period in 1997.

COMMUNICATIONS SERVICES - PRO FORMA COMPARISON

For internal growth comparison purposes, the following pro forma illustration includes Brooks Fiber, CNS and ANS from the beginning of the earliest period presented.


                                         SECOND QUARTER                        YEAR-TO-DATE

($ MILLIONS)                                                               PRO FORMA
REVENUES                         ACTUAL     PRO FORMA                 ------------------
                                 1998           1997     CHANGE       1998          1997       CHANGE
                                -----           ----     ------       ----          ----       ------
    Domestic switched         $1,207.8      $  981.0       23%      $2,369.7      $1,943.8       22%
    Domestic private line        536.3         381.5       41%       1,032.7         741.0       39%
    International                299.1         197.0       52%         558.8         360.8       55%
    Internet                     525.5         303.4       73%         999.2         574.7       74%
                              --------      --------      ---       --------      --------      ---
CORE REVENUES                 $2,568.7      $1,862.9       38%      $4,960.4      $3,620.3       37%
                              --------      --------      ---       --------      --------      ---
Other                             41.8         111.6      (63%)         81.6         211.1      (61%)
                              --------      --------      ---       --------      --------      ---

TOTAL  REVENUES               $2,610.5      $1,974.5       32%      $5,042.0      $3,831.4       32%
                              --------      --------      ---       --------      --------      ---
Businesses sold:
   Operator Services                --         (25.9)      --             --         (52.1)      --
   Broadcast Operations             --         (13.8)      --             --         (28.7)      --
                              --------      --------      ---       --------      --------      ---
RECASTED REVENUES             $2,610.5      $1,934.8       35%      $5,042.0      $3,750.6       34%
                              --------      --------      ---       --------      --------      ---

WORLDCOM SECOND QUARTER RESULTS/PAGE 3

For the second quarter and year-to-date, all categories of core communications services showed above 20 percent year-over-year growth, with total core revenue growth of 38 percent and 37 percent for the quarter and year-to-date, respectively. Domestic private line and data services, international and Internet services now comprise more than half of total revenues and are the key drivers of the company's industry leading revenue growth. Capital investment for advanced transmission technologies and fiber optics in support of customer demand for high speed data and Internet connections is focused on driving both revenue and margin expansion.

CORE REVENUES - PRO FORMA ANALYSIS

Domestic switched services, or voice revenues, increased 23 percent for the quarter and 22 percent for the year-to-date. Strong long distance volume gains in all domestic sales channels, combined with an increasing mix of local services, were the primary contributors to this increase. The strong volume growth was offset partially by competitive international pricing and access charge reform pass throughs.

Domestic private line, or data revenues, increased 41 percent for the quarter and 39 percent for the year-to-date. The particularly strong revenue growth for private line and frame relay services continues to be driven by tremendous commercial end-user demand for high-speed data and by Internet-related growth on both a local and long-haul basis. This growth is not only being fueled by connectivity demands, but applications are becoming increasingly complex, and bandwidth consumption is driving an acceleration in growth for higher capacity circuits.

International revenues -- those revenues originating outside of the U.S. -- accelerated sequentially from the first quarter and were up 52 percent as compared with a particularly strong second quarter in 1997. On a year-to-date basis, International revenues were up 55 percent to $559 million. Earlier this week, the pan-European network was commissioned for service and now provides WorldCom the unprecedented capability to connect from end-to-end over 5,000 buildings in Europe with over 30,000 buildings in the U.S. -- all over its own high-capacity circuits.

Internet revenues increased 73 percent for the quarter and 74 percent for the year-to-date, all on a pro forma basis as if CNS and ANS had been combined since the beginning of both years. Growth is being driven by both dial up and dedicated connectivity to the Internet as more and more business customers migrate their data networks and applications to Internet-based technologies.

OTHER REVENUES

Other revenues for the second quarter of 1998 were $42 million, down 63 percent compared with the second quarter of 1997. Other revenues include MFS Network Technologies of $32 million and systems and consulting sales of $10 million.

WORLDCOM SECOND QUARTER RESULTS/PAGE 4


Operator services and broadcast operations were sold in the third quarter of 1997. On a recast basis, excluding the results of the operator services and broadcast operations divisions in both periods, other revenues were down 42 percent for the second quarter due to the timing of transportation construction contracts within the MFS Network Technologies group. MFS Network Technologies was sold on July 2, 1998.

PRO FORMA COMPARATIVES

The following table reflects pro forma amounts as if the CNS/ANS transactions occurred as of the beginning of the earliest period presented -- before merger and extraordinary charges.


                                 SECOND QUARTER                       YEAR-TO-DATE
($ IN MILLIONS,                                                       PRO FORMA(1)
EXCEPT EPS AND %            ACTUAL      PRO FORMA(1)                  ---------
 OF REVENUE)                1998           1997     CHANGE         1998           1997     CHANGE
                            -----          ----     ------         ----           ----     ------
Revenues               $   2,610.5    $   1,974.5     32%     $   5,042.0    $   3,831.4     32%

EBITDA                 $     826.7    $     487.0     70%     $   1,560.8    $     893.4     75%
      % of Revenue            31.7%          24.7%                   31.0%          23.3%

 Operating Income      $     494.8    $     203.3    143%     $     914.8    $     338.5    170%
      % of Revenue            19.0%          10.3%                   18.1%           8.8 %

EPS                    $      0.21    $      0.02     --      $      0.38    $      0.02     --


(1) 1997 results restated to reflect Brooks Fiber merger, which was accounted for on a pooling-of-interests basis, and CNS/ANS results included from the beginning of the year for both 1997 and 1998. Year-to-date figures have been restated to include 3 months of CNS/ANS results for first quarter in both years.


As a percent of revenues, EBITDA margin for the second quarter of 1998 was 32 percent and operating income 19 percent compared with 25 percent and 10 percent, respectively, for the prior year period. The improvement in operating income is due to the realization of merger synergies, an improving mix of higher margin revenues, and the operating leverage related to the fixed quarterly level of amortization expense.

MCI TRANSACTION

On November 10, 1997, WorldCom announced a definitive merger agreement with MCI Communications Corporation (MCI). Under the terms of the agreement, stockholders of MCI will receive 1.2439 shares of WorldCom common stock for each share of MCI common stock held, based on WorldCom's 20-day average price being greater than $41 per share. British Telecom (BT) will receive $51 in cash for each share of MCI Class A common stock. Shareholders of WorldCom and stockholders of MCI approved the merger at separate meetings held on March 11, 1998.

WORLDCOM SECOND QUARTER RESULTS/PAGE 5


The European Commission (EC) and Department of Justice (DOJ) approved the merger of WorldCom and MCI on July 8th and July 15th, respectively, based on MCI's agreement to sell its Internet business to Cable and Wireless for $1.75 billion.

The FCC and remaining state approvals and closing are expected to occur in the third quarter. In preparation for the MCI closing and to accommodate the $7 billion payment to BT, the company expects to complete a new bank facility in early August. In addition, the company expects to access the bond market in the first week of August.

Except for the historical information contained herein, this news release may be deemed to include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risk and uncertainty, including financial, regulatory environment and trend projections. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The important factors that could cause actual results to differ materially from those in the forward-looking statements herein (the "Cautionary Statements") include, without limitation, the company's degree of financial leverage, risks associated with debt service requirements and interest rate fluctuations, risks associated with acquisitions and the integration thereof, risks of international business, dependence on availability of transmission facilities, regulation risks including the impact of the Telecom Act, contingent liabilities, and the impact of competitive services and pricing, as well as other risks referenced from time to time in the company's filings with the SEC, including the

WORLDCOM SECOND QUARTER RESULTS/PAGE 6



company's Form 10-K for the year ended December 31, 1997. All subsequent written and oral forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. The company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Any offering of WorldCom securities will only be made by means of a prospectus. This news release shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of such securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

WorldCom, Inc. is a global telecommunications company with established operations in over 50 countries encompassing the Americas, Europe and the Asia-Pacific regions. WorldCom is a premier provider of facilities-based and fully integrated local, long distance, international and Internet services. WorldCom's global networks, including its state-of-the-art pan-European network and transoceanic cable systems, provide end-to-end connectivity to over 35,000 buildings worldwide. WorldCom's World Wide Web address is: http://www.wcom.com. On November 10, 1997, WorldCom announced a definitive merger agreement with MCI Communications Corporation. The merger is expected to be completed this summer.


                                      # # #

                         WORLDCOM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (Unaudited. In Thousands, Except Per Share Data)




                                                                              For the Three Months Ended
                                                      ----------------------------------------------------------------------------
                                                                                             June 30, 1997
                                                                               ---------------------------------------------------


                                                      June 30, 1998      %         Actual          %          Proforma         %
                                                      -------------   ------   ------------      -----     -------------     -----

Minutes                                                 12,556,888                 9,002,874                   9,002,874

Revenues                                              $  2,610,477     100.0%   $  1,796,862     100.0%     $  1,974,460     100.0%
                                                      ------------    ------    ------------     -----      ------------     -----

Operating expenses:
  Line costs                                             1,260,020      48.3%        937,237      52.2%        1,031,594      52.2%
  Selling, general and administrative                      523,769      20.0%        401,290      22.3%          455,821      23.1%
  Depreciation and amortization                            331,848      12.7%        240,060      13.4%          283,715      14.4%
                                                      ------------    ------    ------------     -----      ------------     -----
        Total                                            2,115,637      81.0%      1,578,587      87.9%        1,771,130      89.7%
                                                      ------------    ------    ------------     -----      ------------     -----
Operating income                                           494,840      19.0%        218,275      12.1%          203,330      10.3%
Other income (expense):
  Interest expense                                        (107,746)     -4.1%        (95,949)     -5.3%          (95,951)     -4.8%
  Miscellaneous                                              9,945       0.3%          7,313       0.4%            8,149       0.4%
                                                      ------------    ------    ------------     -----      ------------     -----
Income before income taxes and extraordinary items         397,039      15.2%        129,639       7.2%          115,528       5.9%
Provision for income taxes                                 169,535       6.5%         85,158       4.7%           85,584       4.4%
                                                      ------------    ------    ------------     -----      ------------     -----
Net income before extraordinary items                      227,504       8.7%         44,481       2.5%           29,944       1.5%
Extraordinary item                                              --        --          (2,857)     -0.2%           (2,857)     -0.2%
Preferred dividend requirement                               6,598       0.2%          6,611       0.4%            6,611       0.3%
                                                      ------------    ------    ------------     -----      ------------     -----
Net income applicable to common shareholder           $    220,906       8.5%   $     35,013       1.9%     $     20,476       1.0%
                                                      ============    ======    ============     =====      ============     =====

Earnings per common share:
  Net income applicable to common shareholders before
  extraordinary items:
      Basic                                           $       0.21              $       0.04                $       0.02
                                                      ============              ============                ============
      Diluted                                         $       0.21              $       0.04                $       0.02
                                                      ============              ============                ============


  Extraordinary items                                 $        --               $      (0.00)               $      (0.00)
                                                      ============              ============                ============

  Net income applicable to common shareholders:
      Basic                                           $       0.21              $       0.04                $       0.02
                                                      ============              ============                ============
      Diluted                                         $       0.21              $       0.04                $       0.02
                                                      ============              ============                ============

                         WORLDCOM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (Unaudited. In Thousands, Except Per Share Data)




                                                                           For the Six Months Ended
                                           ----------------------------------------------------------------------------------------
                                                          June 30, 1998                                 June 30, 1997
                                           --------------------------------------------  ------------------------------------------
                                              Before                  After
                                            Non-Recurring          Non-Recurring
                                              Charges      %         Charges       %       Actual        %       Proforma     %
                                           -----------   -----     ----------    -----  ----------     -----   ----------   -----

Minutes                                     24,361,472             24,361,472           17,588,354             17,588,354

Revenues                                   $ 4,960,444   100.0%    $4,960,444    100.0% $3,493,656     100.0%  $3,831,361   100.0%
                                           -----------   -----     ----------    -----  ----------     -----   ----------   -----


Operating expenses:
  Line costs                                 2,406,969    48.5%     2,406,969     48.5%  1,858,714      53.2%   2,045,890    53.4%
  Selling, general and administrative        1,001,900    20.2%     1,001,900     20.2%    789,489      22.6%     892,111    23.3%
  Depreciation and amortization                630,428    12.7%       630,428     12.7%    471,699      13.5%     554,851    14.5%
  Brooks Fiber merger costs                          -       -         69,490      1.4%          -        -             -      -
  Charge for in-process research and
  development                                        -       -        429,000      8.7%          -        -             -      -
                                           -----------   -----     ----------    -----  ----------     -----   ----------   -----
        Total                                4,039,297    81.4%     4,537,787     91.5%  3,119,902      89.3%   3,492,852    91.2%
                                           -----------   -----     ----------    -----  ----------     -----   ----------   -----
Operating income                               921,147    18.6%       422,657      8.5%    373,754      10.7%     338,509     8.8%
Other income (expense):
  Interest expense                            (209,994)   -4.2%      (209,994)    -4.2%   (186,109)     -5.3%    (186,113)   -4.8%
  Miscellaneous                                 22,192     0.4%        22,192      0.4%     20,794       0.6%      22,443     0.6%
                                           -----------   -----     ----------    -----  ----------     -----   ----------   -----
Income before income taxes
and extraordinary items                        733,345    14.8%       234,855      4.7%    208,439       6.0%     174,839     4.6%
Provision for income taxes                     313,137     6.3%       287,735      5.8%    138,960       4.0%     138,117     3.6%
                                           -----------   -----     ----------    -----  ----------     -----   ----------   -----
Net income (loss) before
extraordinary items                            420,208     8.5%       (52,880)    -1.1%     69,479       2.0%      36,722     1.0%

Extraordinary item (net of income taxes
of $77,568)                                          -       -       (128,731)    -2.5%     (2,857)     -0.1%      (2,857)   -0.1%
Preferred dividend requirement                  13,200     0.3%        13,200      0.3%     13,221       0.4%      13,221     0.4%
                                           -----------   -----     ----------    -----  ----------     -----   ----------   -----
Net income (loss) applicable to common
shareholders                               $   407,008     8.2%    $ (194,811)    -3.9% $   53,401       1.5%  $   20,644     0.5%
                                           ===========   =====     ==========    =====  ==========     =====   ==========   =====
Earnings (loss) per common share:
  Net income (loss) applicable to
  common shareholders before
  extraordinary items:
      Basic                                $      0.40             $    (0.06)          $     0.06             $     0.02
                                           ===========             ==========           ==========             ==========
      Diluted                              $      0.39             $    (0.06)          $     0.06             $     0.02
                                           ===========             ==========           ==========             ==========


  Extraordinary items                      $         -             $    (0.13)          $    (0.00)            $    (0.00)
                                           ===========             ==========           ==========             ==========

  Net income (loss) applicable to common
  shareholders:
      Basic                                $      0.40             $    (0.19)          $     0.06             $     0.02
                                           ===========             ==========           ==========             ==========
      Diluted                              $      0.39             $    (0.19)          $     0.06             $     0.02
                                           ===========             ===========          ==========             ==========

                         WORLDCOM, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                      (In thousands, except per share data)

                                                                   For the Three Months Ended
                                                                  -----------------------------
                                                                  June 30, 1998   June 30, 1997
                                                                  -------------   -------------
Basic:
Net income applicable to common shareholders
  before extraordinary items                                       $   220,906     $    37,870
Extraordinary item                                                          --          (2,857)
                                                                   -----------     -----------
Net income applicable to common shareholders                       $   220,906     $    35,013
                                                                   ===========     ===========

Weighted average shares outstanding                                  1,044,838         962,448
                                                                   ===========     ===========

Basic earnings per share:
  Applicable to common shareholders before extraordinary items     $      0.21     $      0.04
                                                                   ===========     ===========
  Extraordinary item                                               $        --     $      0.00
                                                                   ===========     ===========
  Applicable to common shareholders                                $      0.21     $      0.04
                                                                   ===========     ===========


Diluted:
Net income (loss) applicable to common shareholders
  before extraordinary items                                       $   220,906     $    37,870
Extraordinary item                                                          --          (2,857)
Add back:
  Series A preferred dividend                                            6,364           6,364
  Series B preferred dividend                                              234             247
                                                                   -----------     -----------
Net income (loss) applicable to common shareholders                $   227,504     $    41,624
                                                                   ===========     ===========


Weighted average shares outstanding                                  1,044,838         962,448
  Common stock equivalents                                              34,279          26,560
  Common stock issuable upon conversion of:
    Series A preferred stock                                            20,617          32,703
    Series B preferred stock                                             1,183           1,246
                                                                   -----------     -----------
  Diluted shares outstanding                                         1,100,917       1,022,957
                                                                   ===========     ===========


Diluted earnings (loss) per share:
  Applicable to common shareholders before extraordinary items     $      0.21     $      0.04
                                                                   ===========     ===========
  Extraordinary item                                               $        --     $        --
                                                                   ===========     ===========
  Applicable to common shareholders                                $      0.21     $      0.04
                                                                   ===========     ===========

                         WORLDCOM, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                      (In thousands, except per share data)

                                                                              For the Six Months Ended
                                                                 ---------------------------------------------
                                                                         June 30, 1998
                                                                 -----------------------------
                                                                    Before           After
                                                                 Non-Recurring   Non-Recurring
                                                                    Charges         Charges      June 30, 1997
                                                                 -------------   -------------   -------------
Basic:
Net income (loss) applicable to common shareholders
  before extraordinary items                                       $  407,008     $  (66,080)     $   56,258
Extraordinary item                                                         --       (128,731)         (2,857)
                                                                   ----------     ----------      ----------
Net income (loss) applicable to common shareholders                $  407,008     $ (194,811)     $   53,401
                                                                   ==========     ==========      ==========

Weighted average shares outstanding                                 1,028,250      1,028,250         955,105
                                                                   ==========     ==========      ==========

Basic earnings (loss) per share:
  Applicable to common shareholders before extraordinary items     $     0.40     $    (0.06)     $     0.06
                                                                   ==========     ==========      ==========
  Extraordinary item                                               $       --     $    (0.13)     $    (0.00)
                                                                   ==========     ==========      ==========
  Applicable to common shareholders                                $     0.40     $    (0.19)     $     0.06
                                                                   ==========     ==========      ==========


Diluted:
Net income (loss) applicable to common shareholders
  before extraordinary items                                       $  407,008     $  (66,080)     $   56,258
Extraordinary item                                                         --       (128,731)         (2,857)
Add back:
  Series A preferred dividend                                          12,729             --              --
  Series B preferred dividend                                             471             --             493
                                                                   ----------     ----------      ----------
Net income (loss) applicable to common shareholders                $  420,208     $ (194,811)     $   53,894
                                                                   ==========     ==========      ==========


Weighted average shares outstanding                                 1,028,250      1,028,250         955,105
  Common stock equivalents                                             31,605             --          28,364
  Common stock issuable upon conversion of:
    Series A preferred stock                                           26,660             --              --
    Series B preferred stock                                            1,192             --           1,242
                                                                   ----------     ----------      ----------
  Diluted shares outstanding                                        1,087,707      1,028,250         984,711
                                                                   ==========     ==========      ==========


Diluted earnings (loss) per share:
  Applicable to common shareholders before extraordinary items     $     0.39     $    (0.06)     $     0.06
                                                                   ==========     ==========      ==========
  Extraordinary item                                               $       --     $    (0.13)     $    (0.00)
                                                                   ==========     ==========      ==========
  Applicable to common shareholders                                $     0.39     $    (0.19)     $     0.05
                                                                   ==========     ==========      ==========